SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

[ X ] Filed by the registrant

[   ] Filed by a party other than the registrant


Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[ X ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                         FIRST DEFIANCE FINANCIAL CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                         FIRST DEFIANCE FINANCIAL CORP.
                               601 Clinton Street
                              Defiance, Ohio 43512
                                 (419) 782-5015


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON APRIL 24,2001


               NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders ("Annual Meeting") of First Defiance Financial Corp., Defiance, Ohio ("First Defiance") will be held at the home office of its subsidiary First Federal Bank of the Midwest, located at 601 Clinton Street, Defiance, Ohio 43512, Tuesday, April 24, 2001 at 1:00 p.m., Eastern Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

         (1) To elect three (3) directors for three-year terms, and until their successors are elected and qualified;

         (2) To approve the First Defiance Financial Corp. 2001 Stock Option and Incentive Plan; and

         (3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof. Management is not aware of any other business.

               The  Board of  Directors  has fixed  March 9, 2001 as the  voting record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof. Only those shareholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

                                 BY ORDER OF THE BOARD OF DIRECTORS


                                 /s/William J. Small
                                 -------------------
                                 William J. Small
                                 Chairman, President and Chief Executive Officer
Defiance, Ohio
March 21, 2001

--------------------------------------------------------------------------------
YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED OR FOLLOW THE INSTRUCTIONS ON THE PROXY CARD FOR VOTING BY TELEPHONE OR OVER THE INTERNET. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME BEFORE IT IS EXERCISED.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT
                                 ---------------


                         First Defiance Financial Corp.
                               601 Clinton Street
                              Defiance, Ohio 43512

                          ----------------------------

                       2001 ANNUAL MEETING OF SHAREHOLDERS

                                 April 24, 2001

General

               This Proxy Statement is being furnished to holders of common stock, $0.01 par value per share ("Common Stock"), of First Defiance Financial Corp., Defiance, Ohio ("First Defiance"). Proxies are being solicited on behalf of the Board of Directors of First Defiance to be used at the Annual Meeting of Shareholders ("Annual Meeting") to be held at the home office of First Federal Bank of the Midwest ("First Federal") located at 601 Clinton Street, Defiance, Ohio 43512, on Tuesday April 24, 2001 at 1:00 p.m., Eastern Time, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting of Shareholders. This Proxy Statement is first being mailed to shareholders on or about March 21, 2001.

Proxies

               The proxy solicited hereby, if properly submitted to First Defiance and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted for the nominees for director described herein and for the matters described below and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies. Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of First Defiance written notice thereof (John W. Boesling, Secretary, First Defiance Financial Corp., 601 Clinton Street, Defiance, Ohio 43512); (ii) submitting a valid proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving notice of revocation to the Secretary. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

Voting Rights

               Only shareholders of record at the close of business on March 9, 2001 ("Voting Record Date") will be entitled to notice of and to vote at the Annual Meeting. On the Voting Record Date, there were 6,863,684 shares of Common Stock issued and outstanding and First Defiance had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the meeting.

               The presence, either in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Directors are elected by a plurality of the votes cast with a quorum present. Abstentions are considered in determining the presence of a quorum and will not affect the plurality vote required for the election of directors. The affirmative vote of the holders of a majority of the total votes eligible to be cast in person or by proxy at the Annual Meeting is required for approval of the First Defiance Financial Corp. 2001 Stock Option and Incentive Plan ("Option Plan"). The proposal for election of directors is considered a "discretionary" item upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. The proposal to approve the Option Plan, however, is considered "non-discretionary" and, therefore, brokerage firms may vote on behalf of their clients only if the clients have furnished voting instructions to the brokerage firm. If no voting instructions are given, a "broker non-vote" will result. A broker non-vote will have the same effect as a vote against the proposal to approve the Option Plan.

Beneficial Ownership

               The following table includes, as of the Voting Record Date, certain information as to the Common Stock beneficially owned by (i) the only person or entities, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("1934 Act"), known to First Defiance to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (ii) each director and each person nominated to become a director of First Defiance, (iii) the executive officers of First Defiance named in the Summary Compensation Table set forth under "Executive Compensation," and (iv) all directors and named executive officers of First Defiance as a group.

                                            Amount and Nature of
Name of Beneficial Owner or            Beneficial Ownership as of         Percent of
Number of Persons in Group                   March 9, 2001 (1)           Common Stock
--------------------------             --------------------------        ------------
First Defiance Financial Corp.
 Employee Stock Ownership Plan                 735,721    (2)               10.72%
Private Capital Management                     573,700    (3)                8.36%
Dimensional Fund Advisors, Inc.                544,089    (4)                7.93%
William J. Small                               150,834    (5)                2.17%
Don C. Van Brackel                             296,340    (6)                4.24%
Dr. John U. Fauster III                         67,301    (8)(9)                    (7)
Dr. Marvin J. Ludwig                            70,630    (10)(11)           1.02%
Stephen L. Boomer                               51,587    (8)                       (7)
Thomas A. Voigt                                 29,089    (12)(13)                  (7)
Dr. Douglas A. Burgei                           31,032    (12)                      (7)
Gerald W. Monnin                                45,929    (14)                      (7)
Peter Diehl                                     18,689    (15)                      (7)
John C. Wahl                                   137,799    (16)               1.99%
James L. Rohrs                                  17,479    (17)                      (7)
Sheldon Brodsky                                  5,813    (18)                      (7)
All directors and executive
 officers as a group (12 persons)              886,196    (19)              12.11%


(Footnotes on next page)

(1) Unless otherwise indicated, the named person has sole voting power and sole investment power with respect to the indicated shares.

(2) Shares owned by First Defiance Financial Corp. Employee Stock Ownership Plan ("ESOP") which have been allocated to persons listed in this beneficial ownership table are also included in those persons' holdings.

(3) Based on Schedule 13G dated February 14, 2001, filed with the Securities and Exchange Commission, Private Capital Management ("PCM") is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. PCM has reported shared voting and investment power over 551,700 shares of Common Stock. Gregg J. Powers, President of PCM, has reported shared voting and investment power over the same 551,700 shares of Common Stock. Bruce S. Sherman, Chairman of PCM, has reported shared voting and investment power over 556,700 shares of Common Stock, (including the 551,700 shares also reported by PCM and Mr. Powers) and sole voting and investment power over an additional 17,000 shares of Common Stock. PCM, Mr. Powers and Mr. Sherman have reported beneficial ownership of 551,700, 551,700 and 573,700 shares of Common Stock respectively.

(4) Based on Schedule 13G dated February 2, 2001, filed with the Securities and Exchange Commission, Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, possesses both voting and investment power over 544,089 shares of Common Stock. All 544,089 shares reported are owned by the entities for which Dimensional serves as investment advisor, and Dimensional disclaims beneficial ownership of such securities.

(5) Includes 2,760 shares that vest within 60 days under the 1996 Management Recognition Plan and Trust ("1996 MRP"), 10,150 shares which have been allocated to Mr. Small's account in the ESOP and 96,980 shares that may be acquired upon the exercise of stock options.

(6) Includes 109,518 shares owned with shared voting and investment power, 36,329 shares that Mr. Van Brackel shares voting power, 9,326 shares that vest within 60 days under the 1996 MRP, 24,583 shares that have been allocated to Mr. Van Brackel's account in the ESOP and 116,584 shares that may be acquired upon the exercise of stock options.

(7)           Less than 1% of the total outstanding shares of Common Stock.

(8) Includes 1,555 shares that vest within 60 days under the 1996 MRP and 39,854 shares that may be acquired upon the exercise of stock options.

(9) Includes 1,000 shares owned with shared voting and investment power.

(10) Includes 1,555 shares that vest within 60 days under the 1996 MRP and 34,854 shares that may be acquired upon the exercise of stock options.

(11) Includes 1,431 shares owned with shared voting and investment power.

(12) Includes 1,555 shares that vest within 60 days under the 1996 MRP and 18,264 shares that may be acquired upon the exercise of stock options.

(13) Includes 1,330 shares owned with shared voting and investment power.

(14) Includes 1,555 shares that vest within 60 days under the 1996 MRP and 10,269 shares that may be acquired upon the exercise of stock options.

(15) Includes 3,000 shares owned with shared voting and investment power, 1,555 shares that vest within 60 days under the 1996 MRP and 10,492 shares that may be acquired upon the exercise of stock options.

(16) Includes 36,329 shares that Mr. Wahl shares voting power, 4,000 shares that vest within 60 days under the 1996 MRP, 13,738 shares that have been allocated to Mr. Wahl's account in the ESOP and 60,000 shares that may be acquired upon the exercise of stock options.

(17) Includes 5,000 shares that may be acquired upon the exercise of stock options.

(18) Includes 1,313 shares that have been allocated to Mr. Brodsky's account in the ESOP and 500 shares that may be acquired upon the exercise of stock options.

(19) Includes options to purchase 450,916 shares, 26,971 shares that vest within 60 days under the 1996 MRP, 50,146 shares allocated to the accounts of executive officers in the ESOP, and 36,329 shares held in trust for the 1996 MRP which vest after 60 days for which Mr. Van Brackel and Mr. Wahl are trustees.

             INFORMATION REGARDING NOMINEES FOR DIRECTOR, DIRECTORS
                   WHOSE TERMS CONTINUE AND EXECUTIVE OFFICERS

Election of Directors

              First Defiance's Board of Directors is currently composed of nine members, divided into three classes. The members of each class are elected for a term of three years and until their successors are elected and qualified. One class of directors is elected annually.

              At the Annual Meeting, shareholders of First Defiance will be asked to elect three directors for three year terms expiring in 2004, and in each case until their successors are elected and qualified. The nominees, Mr. Small, Mr. Boomer and Mr. Diehl, currently serve as directors of First Defiance.

              Unless otherwise directed, each valid proxy submitted by a shareholder will be voted for the election of the nominees for director listed below. If any person named as nominee should be unwilling to stand for election at the time of the Annual Meeting, the proxies will vote for any replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.

Information Regarding Nominees for Director and Continuing Directors

              The following tables present information concerning each nominee for director and each director whose term continues, including his tenure as a director of First Federal.


                   THE BOARD OF DIRECTORS RECOMMENDS THAT THE
                        NOMINEES BE ELECTED AS DIRECTORS


          NOMINEES FOR DIRECTOR WITH THREE-YEAR TERMS EXPIRING IN 2004


                                  Positions Held in                Director
 Name                   Age       First Defiance                   Since (1)
-----------------       ---       ---------------------------      ---------

William J. Small        50        Chairman, President
                                  and Chief Executive Officer         1998

Stephen L. Boomer       50        Director                            1994

Peter A. Diehl          50        Director                            1998


                      DIRECTORS WITH TERMS EXPIRING IN 2002


                                  Positions Held in                Director
 Name                   Age       First Defiance                   Since (1)
-----------------       ---       ---------------------------      ---------

Dr. John U. Fauster     63        Director                            1975

Dr. Marvin J. Ludwig    74        Director                            1979

Thomas A. Voigt         58        Director                            1995



                                                        (Footnotes on next page)

                      DIRECTORS WITH TERMS EXPIRING IN 2003

                                  Positions Held in                Director
 Name                   Age       First Defiance                   Since (1)
-----------------       ---       ---------------------------      ---------

Don C. Van Brackel      62        Director, Vice Chairman             1979

Dr. Douglas A. Burgei   46        Director                            1995

Gerald W. Monnin        62        Director                            1997


----------------------
(1) Each director also serves as a director of First Federal, a wholly owned subsidiary of First Defiance. The indicated year includes service as a director of First Federal prior to the formation of First Defiance in 1995.


         The business experience of each of the nominees or directors for at least the past five years is as follows:

         William J. Small. Mr. Small has served as President, Chairman of the Board and Chief Executive Officer of First Defiance and Chairman of the Board and Chief Executive Officer of First Federal since January 1, 1999. He previously served as President and Chief Operating Officer of First Federal from June 1996 through December 31, 1998 and before that he served as Senior Vice President responsible for lending from July 1, 1994. Mr. Small is also Chairman of the Executive Committee, the Loan Review Committee, and The Leader Mortgage Board Committee and a member of the Investment and Trust Committees of First Federal. He is also Chairman of First Insurance and Investments' Board of Directors.

         Stephen L. Boomer. Mr. Boomer is President/Chief Executive Officer and co-owner of Arps Dairy Inc., Defiance, Ohio, a processor and distributor of dairy products. He has been a director since August 1994 and currently serves as Chairman of the Audit Committee and as a member of the MRP - Stock Options Committee and the Trust Committee as well as the First Insurance and Investments Board. He also serves on the Executive and Loan Review Committees on a rotating basis during the year.

         Peter A.  Diehl.  Mr.  Diehl is  President/Chief  Executive  Officer of
Diehl, Inc., a privately held company headquartered in Defiance, Ohio which produces canned dairy products and non-dairy creamers for distribution throughout the United States and Asia. He has been a director since April 1998 and currently serves on the Audit, Long Range Planning and Compensation Committees as well as the First Insurance and Investments Board. He also serves on the Executive and Loan Review Committees on a rotating basis during the year.

         John U. Fauster III, D.D.S. Dr. Fauster retired from the practice of dentistry during 2000. Prior to that he was affiliated with the Defiance Dental Group, Defiance, Ohio. He has been a director since 1975 and currently serves as a member of its Audit, Investment and Long Range Planning Committees and serves on the Executive and Loan Review Committees on a rotating basis during the year.

         Marvin J. Ludwig. Dr. Ludwig was President of The Defiance College, an independent, co-educational, liberal arts college affiliated with the United Church of Christ, from 1975 until his retirement on June 30, 1994. He has served as a director since 1979 and currently serves as Chairman of the MRP - Stock Options Committee and as a member of the Compensation, Audit and The Leader Mortgage Board Committees and serves on the Executive and Loan Review Committees on a rotating basis during the year.

         Thomas A. Voigt. Mr. Voigt is Vice President and general manager of the Bryan Publishing Company, commercial printers and publishers of The Bryan Times, The Countyline, The Montpelier Leader Enterprise and Realty Northwest. He was appointed to the board in August, 1995 and he serves as Chairman of the Long Range Planning Committee and as a member of the Compensation and MRP - Stock Options Committees and serves on the Executive and Loan Review Committees on a rotating basis during the year.

         Don C. Van Brackel. Mr. Van Brackel has served as Vice Chairman of the First Defiance Board of Directors since January 1, 1999. Prior to that, Mr. Van Brackel served as Chairman of the Board of Directors and Chief Executive Officer of First Defiance and First Federal, from January 1, 1995 until his retirement on December 31, 1998. He was President and Managing Officer of First Federal from July 1992 until June 1996 and has been a director since 1979. He previously was president and chief executive officer of A. Van Brackel & Sons, Inc., Defiance, Ohio, a company that sells and services coin-operated equipment, sound systems and satellite-delivered background music as a 3-M franchisee. Mr. Van Brackel is a member of the Executive, Loan Review, Investment, Long Range Planning, Compensation, Trust and The Leader Mortgage Board Committees.

         Douglas A. Burgei, D.V.M. Dr. Burgei is a veterinarian practicing in Napoleon, Ohio since 1978. He was appointed to the Board of Directors in August 1995 and he serves as a member of the MRP - Stock Options, Investment and Long Range Planning Committees and serves on the Executive and Loan Review Committees on a rotating basis.

         Gerald W. Monnin. Mr. Monnin is President and Chief Executive Officer of Northwest Controls, a Defiance, Ohio company that distributes high technology electronic automation and control products and systems. He has been a director since April 1997 and serves as chairman of the Compensation Committee and as a member of the Long Range Planning, MRP - Stock Options and The Leader Mortgage Board Committees and serves on the Executive and Loan Review Committees on a rotating basis during the year.

Executive Officers Who Are Not Directors

         The following sets forth certain information regarding the executive officers of First Defiance and subsidiaries who are not directors or nominees, including their business experience for at least the past five years.

         James L. Rohrs, Age 53. Mr. Rohrs joined First Defiance in August 1999 as President and Chief Operating Officer of First Federal. Prior to joining First Defiance, Mr. Rohrs was employed by Huntington National Bank for 27 years. From 1994 to 1999 Mr. Rohrs served as Business Banking Product Manager for Huntington's bank-wide small business market segment. Prior to that he was regional executive for Huntington's Northwest Ohio region. Mr. Rohrs is a member of the First Federal Board of Directors.

         Sheldon Brodsky, Age 58. Mr. Brodsky was appointed President and Chief Executive Officer of The Leader Mortgage Company on July 1, 2000. He previously served as President and Chief Operating Officer of The Leader Mortgage Company from January 1, 2000 until July 1, 2000 and as Executive Vice President and Chief Financial Officer of The Leader Mortgage Company from 1987 until December 31, 1999.

         John C. Wahl, Age 40. Mr. Wahl was promoted to Executive Vice President of First Defiance and First Federal in November 1998. He previously was appointed Treasurer in April, 1997 and Senior Vice President and Chief Financial Officer in January, 1997 after having served as Controller since June 1, 1994. Prior to joining First Defiance he was a senior manager with Ernst & Young LLP, the Company's independent auditors.

Compliance with Section 16(a) of the 1934 Act

         Section 16(a) of the 1934 Act requires First Defiance's officers and directors, and persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% shareholders are required by regulation to furnish First Defiance with copies of all Section 16(a) forms they file.

         SEC regulations require that First Defiance disclose any Section 16 filing that was not made by the appropriate due date. Based on a review of the filings for 2000, First Defiance determined that a Form 4 for Peter A. Diehl was not filed by the applicable due date.

The Board of Directors and Its Committees

         Regular meetings of the Board of Directors of First Defiance are held monthly and special meetings of the Board of Directors of First Defiance are held from time to time as needed. Regular meetings of the Board of Directors of First Federal are also held on at least a monthly basis and special meetings of the Board of Directors of First Federal are held from time to time as needed. There were 14 meetings of the Board of Directors of First Defiance and 13 meetings of the Board of Directors of First Federal held during 2000. No director attended fewer than 75% of the total number of meetings of the Board of Directors of First Defiance or First Federal, as applicable, and meetings held by all committees of the Board on which the director served during 2000.

         The Boards of Directors of First Defiance and First Federal have established various committees, including Executive, Audit, Compensation, Long Range Planning, MRP - Stock Options and The Leader Mortgage Board Committees.

         The Executive Committee generally has the power and authority to act on behalf of the Board of Directors on important matters between scheduled Board meetings unless specific Board of Directors action is required or unless otherwise restricted by First Defiance's articles of incorporation or code of regulations or its Board of Directors. As Chairman of the Board, Mr. Small serves as Chairman of the Executive Committee. Mr. Van Brackel serves as a permanent member of the Executive Committee. The seven remaining directors serve on the Committee on a rotating basis during the year. The Executive Committee met 52 times during 2000.

               The Audit Committee reviews (i) the independent auditors' reports and results of their examination (ii) the OTS and Federal Deposit Insurance Corporation and other regulatory reports and (iii) reports issued in connection with internal audit procedures performed by firms engaged by the Audit Committee. Drs. Ludwig and Fauster, and Messrs. Diehl and Boomer serve as members of this committee. In January 2000 the Audit Committee adopted and the full Board of Directors ratified a formal Audit Committee Charter which is attached to this proxy statement as Appendix A.

         The Compensation Committee, consisting of Messrs. Monnin, Voigt, Diehl and Van Brackel and Dr. Ludwig was established by the Board of Directors to oversee the compensation programs provided to First Defiance's management including base salaries, bonuses and benefit plans.

         First Defiance does not have a nominating committee. Nominations are made by the full Board of Directors.

Report of the Audit Committee

         The Audit Committee is comprised of four directors, all of whom are considered "independent" under rule 4200(a)(14) of the National Association of Securities Dealers' listing standards.

         The Audit Committee oversees First Defiance's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal control. In fulfilling its oversight responsibilities, the Committee reviewed with management the audited financial statements in the Annual Report on Form 10-K, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

         The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors' independence.

         The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held five meetings during fiscal year 2000.

         In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the SEC. The Committee and the Board have also approved the selection of Ernst & Young LLP as the Company's independent auditors for the year ended December 31, 2001.

Stephen L. Boomer, Audit Committee Chair
Marvin J. Ludwig, Audit Committee Member
John U. Fauster, III, Audit Committee Member
Peter A. Diehl, Audit Committee Member

March 19, 2001

           PROPOSAL TO ADOPT THE 2001 STOCK OPTION AND INCENTIVE PLAN

               General. The Board of Directors of First Defiance has authorized the 2001 Stock Option and Incentive Plan (the "2001 Plan"). The 2001 Plan must be approved by the affirmative vote of the holders of a majority of the shares of First Defiance represented in person or by proxy at the Annual Meeting. The Board of Directors of First Defiance recommends that the shareholders of First Defiance approve the 2001 plan.

               The following is a summary of the terms of the 2001 Plan and is qualified in its entirety by reference to the full text of the 2001 Plan, a copy of which is attached hereto as Appendix B.

               Purpose, Administration and Eligibility. The purposes of the 2001 Plan include rewarding and providing incentives to the directors and employees of First Defiance and its subsidiaries (the "Company"). The 2001 Plan will be administered by a committee of directors composed of at least two directors of First Defiance (the "Committee"). All nine directors and approximately 100 employees of the Company are eligible to participate in the 2001 Plan. The Committee shall grant options under the 2001 Plan on the basis of an individual participant's position, duties and responsibilities, the value of the individual's services to the Company and any other factor the Committee deems relevant.

               The 2001 Plan will terminate on April 24, 2011. Without further approval of the shareholders, the Board of Directors may terminate the 2001 Plan prior to that date or may amend it from time to time in such respects as the Board of Directors may deem advisable, except that the Board of Directors may not, without the approval of the shareholders, make any amendment which would:
(a) increase the aggregate number of shares of Common Stock that may be issued under the 2001 Plan (except for adjustments to reflect certain changes in the capitalization of First Defiance); (b) materially modify the requirements as to eligibility for participation in the 2001 Plan; or (c) materially increase the benefits accruing to participants under the 2001 Plan. Notwithstanding the foregoing, the Board of Directors may amend the 2001 Plan to take into account changes in applicable securities, federal income tax and other applicable laws.

               Effect on Existing Stockholders. A maximum of 343,000 shares of Common Stock will be reserved for issuance by First Defiance upon the granting of options to certain directors and employees of the Company from time to time under the 2001 Plan. Any shares of Common Stock issued under the 2001 Plan will be authorized but unissued shares or issued shares that have been reacquired by First Defiance. As of March 9, 2001, there were 6,863,684 shares of Common Stock outstanding. As Common Stock is issued to directors and officers of First Defiance who receive and exercise options under the 2001 Plan, the voting power of the directors and officers of First Defiance over the outcome of the vote on any matters submitted to First Defiance's shareholders, including changes of control, will increase.

               Option Terms. The exercise price for options granted under the 2001 Plan will be determined by the Committee at the time of the grant, but in no event will the exercise price be less than 100% of the fair market value of the Common Stock on the date of grant. No stock option will be exercisable after the expiration of ten years from the date of the grant. Options granted under the 2001 Plan may be "incentive stock options" ("ISOs") within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). If an ISO is granted to a participant who owns more than 10% of First Defiance's outstanding Common Stock at the time the ISO is granted, the exercise price of the ISO may not be less than 110% of the fair market value of the Common Stock on the date of the grant and the ISO shall not be exercisable after the expiration of five years from the date of the grant.

               Upon the termination of a participant's directorship or employment due to death, disability or retirement, all options held by the participant will vest. If the participant's directorship or employment is terminated due to death or disability, the options must be exercised within 12 months of such termination. If the participant's directorship or employment is terminated due to retirement, the participant has five years to exercise the options. Notwithstanding the foregoing, any option intended to qualify as an ISO must be exercised within three months of retirement. If a participant is "Terminated for Cause," as defined in the 2001 Plan, any option that has not been exercised shall terminate as of the date of such Termination for Cause. An option may not be transferred or assigned other than by will or in accordance with the laws of descent and distribution.

               First Defiance will receive no monetary consideration for the granting of options under the 2001 Plan. Upon the exercise of options, First Defiance will receive payment in cash or, if acceptable to the Committee, shares of Common Stock of First Defiance or surrendered outstanding stock options.

               Tax Treatment of Incentive Stock Options. A participant who is granted an ISO will not recognize taxable income either on the date of the grant or on the date of exercise, although the alternative minimum tax may apply. Upon disposition of Common Stock acquired from the exercise of an ISO, long-term capital gain or loss is generally recognized in an amount equal to the difference between the amount realized on the sale or disposition and the exercise price. If the participant disposes of the Common Stock within two years of the date of the grant or within one year from the date of the transfer of the Common Stock to the participant (a "Disqualifying Disposition"), however, then the participant will recognize ordinary income, as opposed to capital gain, at the time of disposition in an amount generally equal to the lesser of (i) the amount of gain realized on the disposition, or (ii) the difference between the fair market value of the shares received on the date of exercise and the exercise price. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending upon the period of time the Common Stock has been held.

               The Company is not entitled to a tax deduction upon either the exercise of an ISO or the disposition of Common Stock acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income in a Disqualifying Disposition. Ordinary income from a

Disqualifying Disposition will constitute compensation but will not be subject to tax withholding, nor will it be considered wages for payroll tax purposes. The Company reserves the right to require tax withholding if it determines that such withholding is necessary to comply with changes in the Code.

               If the holder of an ISO pays the exercise price, in whole or in part, with previously acquired Common Stock, the exchange should not affect the ISO tax treatment of the exercise. Upon such exchange, and except as otherwise described herein, no gain or loss is recognized by the participant upon delivering previously acquired Common Stock to First Defiance, and shares of Common Stock received by the participant equal in number to previously acquired shares of Common Stock exchanged therefor will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares of Common Stock. (The participant, however, will not be able to utilize the prior holding period for the purpose of satisfying the ISO statutory holding period requirements for avoidance of a Disqualifying Disposition.) Shares of Common Stock received by the participant in excess of the number of shares previously acquired will have a basis of zero and a holding period that commences as of the date the shares are transferred to the participant upon the exercise of the ISO. If the exercise of an ISO is effected using Common Stock previously acquired through the exercise of an ISO, the exchange of such previously acquired shares will be considered a disposition of such shares for the purpose of determining whether a Disqualifying Disposition has occurred.

               Tax Treatment of Non-qualified Options. A participant receiving an option that does not qualify as an ISO (a "Non-qualified Option") generally does not recognize taxable income on the date of the grant of the option. The participant must recognize ordinary income generally at the time of exercise of a Non-qualified Option in the amount of the difference between the fair market value of the shares on the date of exercise and the option price. The ordinary income received will constitute compensation for which tax withholding by the Company generally will be required. The amount of ordinary income recognized by a participant will be deductible by the Company in the year that the participant recognizes the income if the Company complies with the applicable withholding requirement.

               If, at the time of exercise, the sale of the Common Stock could subject the participant to short-swing profit liability under Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), such person generally will not recognize ordinary income until the date that the participant is no longer subject to such Section 16(b) liability. Upon such date, the participant will recognize ordinary income in an amount equal to the fair market value of the Common Stock on such date less the option exercise price. Nevertheless, the participant may elect under Section 83(b) of the Code within 30 days of the date of exercise to recognize ordinary income as of the date of exercise, without regard to the restriction of Section 16(b).

               Shares of Common Stock acquired upon the exercise of a Non-qualified Option will have a tax basis equal to their fair market value on the exercise date, or other relevant date on which ordinary income is recognized, and the holding period for the shares generally will begin on the date of exercise or such other relevant date. Upon subsequent disposition of the

Common Stock, the participant will recognize long-term capital gain or loss if the participant has held the shares for more than one year prior to disposition, or short-term capital gain or loss if the participant has held the shares for one year or less.

               If a holder of a Non-qualified Option pays the exercise price, in whole or in part, with previously acquired Common Stock, the participant will recognize ordinary income in the amount by which the fair market value of the shares received exceeds the exercise price. The participant will not recognize gain or loss upon delivering such previously acquired Common Stock to First Defiance. Shares of Common Stock received by a participant equal in number to the previously acquired shares exchanged therefor will have the same basis and holding period as such previously acquired shares. Shares of Common Stock received by a participant in excess of the number of such previously acquired shares will have a basis equal to the fair market value of such additional shares as of the date ordinary income is recognized. The holding period for such additional Common Stock will commence as of the date of exercise or such other relevant date.

               No awards will be granted under the 2001 Plan prior to its approval by the shareholders of First Defiance. Future grants under the 2001 Plan will be made in the discretion of the Committee, and accordingly, are not yet determinable.

          The Board of Directors recommends a vote FOR the approval of the 2001 Plan.

                             EXECUTIVE COMPENSATION

Summary

         The following table sets forth a summary of certain information concerning the compensation awarded or paid by First Defiance for services rendered in all capacities during the last three fiscal years to the Chief Executive Officer and the most highly compensated executive officers of First Defiance and its subsidiaries whose total compensation during the year ended December 31, 2000 exceeded $100,000. Positions are listed as of December 31, 2000.

                                                     Annual Compensation (4)             Long Term Compensation
                                                    ------------------------   ------------------------------------   All Other
                 Name and                  Year     Salary (1)(2)     Bonus                    Awards                Compensation
             Principal Position                                        (3)     ------------------------------------    (6) (7)
                                                                                    Stock           Securities
                                                                                   Grants (5)   Underlying  Options
---------------------------------------------------------------------------------------------------------------------------------
William J Small,                            2000       $197,200       $76,325         ---                ---            $21,639
Chairman, President and                     1999        192,000        56,857         ---                ---             21,221
Chief Executive Officer                     1998        152,000           ---         ---                ---             31,816

John C. Wahl,                               2000       $125,000       $36,695         ---                ---            $20,340
Executive Vice                              1999        117,000        26,246         ---                ---             17,070
President, Chief Financial Officer and      1998        115,000           ---         ---                ---             30,965
Treasurer

James L. Rohrs, Exec. V.P.,
President and Chief Operating               2000       $135,000       $44,594         ---                600             $2,693
Officer of First Federal                    1999         43,735           ---     $34,920             25,000                ---

Sheldon Brodsky,
President and Chief Executive               2000       $170,040       $60,648         ---                ---           $199,764
Officer of The Leader
Mortgage Company


                                                        (Footnotes on next page)

(1) Includes amounts deferred by Messrs. Small, Wahl and Rohrs pursuant to First Defiance's deferred compensation program.

(2)      Mr. Rohrs 1999 compensation is from his August 30, 1999 hire date.

(3) Bonus amounts reflect amounts earned during the fiscal year as determined by the Compensation Committee, including amounts which are paid in the following year.

(4) Does not include amounts attributable to miscellaneous benefits received by executive officers. In the opinion of management of First Defiance, the costs to First Defiance of providing such benefits to any individual executive during each of the years presented did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.

(5) Represents the grant of 3,211 shares of restricted Common Stock to Mr. Rohrs in August, 1999 under the 1996 MRP. All shares granted under this program vest 20% per year over five years on the anniversary date of the grant. Unvested shares are forfeited upon termination or retirement. The award to Mr. Rohrs had a fair value at December 31, 2000 of $34,920.

(6) Consists of amounts allocated by First Defiance on behalf of Messrs. Small, Wahl, Rohrs and Brodsky pursuant to the ESOP and matching and profit sharing contributions pursuant to First Defiance's 401(k) Plan.

(7)      Mr. Brodsky's amount includes a scheduled retention bonus of $178,125.

Stock Options

               The following table provides information relating to option grants made in 2000 to the individuals named in the Summary Compensation Table.

                                           STOCK OPTION GRANTS IN LAST FISCAL YEAR


                                                                                          Potential realizable value at
                                                                                       assumed annual rates of stock price
                                             Individual Grants                            appreciation for option terms
                      ------------------------------------------------------------       --------------------------------
                                          Percent of
                         Number of       total options
                        securities        granted to
                        underlying       employees in    Exercise       Expiration
Executive Officer     options granted        2000          Price           date             5%                      10%
-------------------------------------------------------------------------------------------------------------------------

  James L. Rohrs          600 (1)           100.0%         $10.52          2010           $3,968                  $10,058


(1) The Options granted are fully exercisable 6 months from the December 18, 2000 grant date.

               The following table sets forth certain information concerning options held at December 31, 2000 under the 1993 Stock Incentive Plan and the 1996 Stock Option Plan. No options were exercised by any of the named executives during 2000.

                                          AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                                 AND FISCAL YEAR END OPTION VALUES


                          Shares                                   Number of                 Value of Unexercised In-the-Money
                       Acquired on      Value        Securities Underlying Unexercised               Options at Year End
Name                     Exercise      Realized               Options at Year End                           (1)
------------------------------------------------------------------------------------------------------------------------------
                                                    Exercisable       Unexercisable             Exercisable     Unexercisable
                                                 --------------------------------------   ------------------------------------

William J. Small            ---            ---         73,060             34,040                   $30,590        $7,648
James L. Rohrs              ---            ---          5,000             20,600                        -0-          215
Sheldon Brodsky             ---            ---            500              2,000                        -0-           -0-
John C. Wahl                ---            ---         54,000              6,000                    12,750         2,250

----------------------------

(1) Based on a per share market price of $10.875 at December 31, 2000 and exercise prices ranging from $10.375 per share to $13.00 per share.

Report of the Compensation Committee

         In order to provide compensation levels comparable to its peers and to provide incentives for achieving improved performance, the Compensation Committee recommended and the Board of Directors adopted an incentive-based executive salary program which will provide the Chief Executive Officer with a base salary targeted at approximately 70% of total cash compensation with the remaining 30% consisting of an incentive bonus. Other members of senior management participate under a similar program, with base targets ranging from 75% to 80% of total compensation and incentive bonus targets ranging from 20% to 25%. Under the program, senior management would attain targeted levels of compensation only upon realizing prescribed levels of performance established by the Board.

         The Committee evaluates the base salaries of the executive officers of First Defiance and its subsidiaries annually. An executive officer's base salary is determined based upon longevity with First Defiance, the effectiveness of such individual in performing his duties, peer averages at the position in question and First Defiance's overall performance. No particular weight is assigned to these variables. The base salary component alone, while designed to be competitive with peer group averages, is not designed to produce top levels of compensation for the executive officers of First Defiance and its subsidiaries when compared to its peer group. The incentive component, as described below, which requires First Defiance to achieve specific goals before additional compensation is paid, is the element which is designed to make total compensation for each of the executive officers comparable with executive compensation for executive officers in First Defiance's peer group.

         For 2000, the Board of Directors prescribed that certain target measurements be met in order to fund the executive compensation pool. The components measured included diluted earnings per share, growth in combined net interest income and non-interest income, and the efficiency ratio. The Plan provides for threshold, target and maximum payout levels with achievement of targets resulting in 100% payouts. The formula provides for payouts in excess of 100% of the bonus pools if target levels are exceeded. Based on 2000 financial results, 101.93% of the targeted executive bonus pool was funded.

Gerald W. Monnin, Compensation Committee Chair
Marvin J. Ludwig, Compensation Committee Member
Thomas A. Voigt, Compensation Committee Member
Peter A. Diehl, Compensation Committee Member
Don C. Van Brackel, Compensation Committee Member

Performance Graph

         The following graph compares the yearly cumulative total return on the Common Stock for the last five years with (i) the yearly cumulative total return on the stocks included in the Nasdaq Stock Market Index (for United States companies), (ii) the yearly cumulative total return on stocks included in the Nasdaq Bank Stock Index and (iii) the SNL Midwest Thrift Index. All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable years.


              {GRAPHIC-GRAPH PLOTTED TO DATA POINTS LISTED BELOW]



                                          First Defiance Financial Corp


                                                                  Period Ending
                                  -----------------------------------------------------------------------------
Index                             12/31/95    12/31/96    12/31/97      12/31/98       12/31/99       12/31/00
---------------------------------------------------------------------------------------------------------------
First Defiance Financial Corp.      100.00      125.50      166.06        151.80         115.65         125.68
NASDAQ - Total US                   100.00      123.04      150.69        212.51         394.92         237.62
NASDAQ Bank Index                   100.00      132.04      221.06        219.64         211.14         241.08
SNL Midwest Thrift Index            100.00      125.99      203.04        187.60         155.96         210.34


Directors' Compensation

         During the year ended December 31, 2000, each outside member of the Board of Directors of First Defiance received an annual fee of $16,580 plus an additional fee of $400 per Board meeting attended. Outside directors have the option to defer up to $5,000 of their annual fees pursuant to a deferred compensation plan. Directors also received a $500 annual fee for each committee they serve on, with the exception of rotating service on the Executive Committee and service on The Leader Mortgage Board Committee. For service on the Executive Committee, Outside directors received $100 per meeting attended during their term as members. For service on The Leader Mortgage Board Committee, outside directors received $500 for each meeting attended. For service on the First Insurance and Investments Board, outside directors received $300 for each meeting attended.

         Mr. Van Brackel, formerly Chairman, President and CEO, assumed the responsibilities of Vice Chairman of the Board on January 1, 1999. In that capacity, Mr. Van Brackel is paid an annual salary of $63,000 for a three-year period. Mr. Van Brackel is receiving that salary in lieu of any other director's compensation. He has the option to defer up to $10,000 of his annual salary pursuant to the deferred compensation plan. Mr. Small does not receive any additional compensation for his service on the Board of Directors.

         In 2000, Mr. Diehl received a grant under the 1996 Stock Option Plan to purchase an aggregate of 1,943 shares of Common Stock at a $8.25 exercise price.

Employment Agreements

         First Defiance has entered into employment agreements with Messrs. Small, Rohrs, and Wahl (the "Executives"). The form of employment agreement for the Executives is substantially the same and provides each officer with a three-year term of employment commencing on the date of the agreement. On the anniversary of each agreement, the Board of Directors of First Defiance shall consider and review the extension of the terms of each agreement and shall continue to extend under such terms unless either party gives notice of non-renewal to the other party.

         The employment agreements are terminable with or without cause by First Defiance. The Executives have no right to compensation or other benefits pursuant to the employment agreement for any period after voluntary termination or termination by First Defiance for cause, disability, retirement or death. However, in the event that (i) an Executive terminates his employment because of failure of First Defiance to comply with any material provision of the employment agreement or (ii) the employment agreement is terminated by an Executive for Good Reason, as defined, an Executive would be entitled to 2.99 times the average annual compensation paid to him by First Defiance during the five most recent taxable years ending during the calendar year in which the notice of termination occurs or such portion of such period in which the Executive served as senior officer of First Defiance as well as continued participation in employee benefit plans of First Defiance (other than retirement plans and stock compensation plans) until the expiration of the remaining term of employment. "Good Reason" would generally be defined in the employment agreements to include the assignment by First Defiance to the Executive of any duties which, in the Executive's good faith determination, are materially inconsistent with the Executive's positions, duties, responsibilities and status with First Defiance prior to such assignment or prior to a change in control of First Defiance.

         The employment agreements provide that in the event that any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, then such payments and benefits received thereunder would be reduced, in the manner determined by First Defiance, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits being nondeductible by First Defiance for federal income tax purposes. Excess parachute payments generally would be defined as payments in excess of three times the recipient's average annual compensation from First Defiance includable in the recipients gross income during the most recent five taxable years ending before the date on which a change in control of First Defiance or other triggering events occurred ("base amount"). A recipient of excess parachute payments is subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount would not be deductible by First Defiance as compensation expense for federal income tax purposes.

         First Defiance entered into an employment agreement with Mr. Brodsky upon the acquisition of The Leader Mortgage Company. This agreement was for a term of three years, expiring on July 1, 2001. Under the agreement, in addition to a minimum base salary, Mr. Brodsky is entitled to receive annual retention bonuses of $178,125 upon execution of the agreement and on the first and second anniversary of the agreement. He is to receive an additional $178,125 on July 1, 2001 in consideration for a covenant not to compete. The agreement can be terminated at any time by First Defiance with or without cause. However, if the agreement is terminated without cause, First Defiance must continue to pay Mr. Brodsky his base salary and non-compete payment for the remainder of his term.

Indebtedness of Management

         First Defiance has had no loans outstanding during 2000 in excess of $60,000 to any director, nominee for election as a director or executive officer of First Defiance, any member of the immediate family of any such person or to certain corporations, organizations or trusts affiliated with any such person, except loans made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

                         INDEPENDENT PUBLIC ACCOUNTANTS

               Ernst & Young LLP served as the Company's independent auditors for the fiscal year ended December 31, 2000, and has reported on the Company's consolidated financial statements. Fees for the last fiscal year paid to Ernst & Young LLP were as follows:

               Audit Fees: During the year ended December 31, 2000, First Defiance incurred fees totaling $125,000 to Ernst & Young LLP for professional services in connection with the audit of First Defiance's annual financial statements and the review of financial statements included in First Defiance's Forms 10-Q.

               Financial  Information  Systems Design and  Implementation  Fees:
During the 2000 fiscal year, First Defiance incurred no fees to Ernst & Young LLP for professional accounting services to design, implement or manage, hardware or software that collects or generates information significant to First Defiance's financial statements

               All Other Fees: During fiscal year 2000, First Defiance incurred fees totaling $248,840 to Ernst & Young LLP for all accounting services other than the services discussed in "Audit Fees". These fees including audit related services of $129,740, and nonaudit services of $119,100. Audit related services generally include fees for pension and mortgage banking compliance audits, accounting consultations, internal audit services, and SEC registration statements. The Audit Committee has determined that the provision of these additional services is compatible with maintaining Ernst & Young LLP's independence.

               Representatives of the firm will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

                                  OTHER MATTERS

         Each proxy confers discretionary authority on the Board of Directors of First Defiance to vote the proxy for the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the Annual Meeting. Management is not aware of any business to come before the Annual Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

         The cost of solicitation of proxies will be borne by First Defiance. First Defiance will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and employees of First Defiance may solicit proxies personally or by telephone without additional compensation.


                              SHAREHOLDER PROPOSALS

         Any proposal which a shareholder wishes to have included in the proxy solicitation materials to be used in connection with the next Annual Meeting of Shareholders of First Defiance must be received at the main office of First Defiance no later than November 21, 2001. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the 1934 Act, it will be included in the Proxy Statement and set forth on the form of proxy issued for the next Annual Meeting of Shareholders. It is urged that any such proposals be sent by certified mail, return receipt requested. In addition, if a shareholder intends to present a proposal at the 2002 annual meeting of shareholders of First Defiance without including the proposal in the proxy solicitation materials relating to that meeting, and if the proposal is not received by February 4, 2002, then the proxies designated by the Board of Directors of First Defiance for the 2002 annual meeting may vote proxies in their discretion on any such proposal without mention of such matter in the proxy solicitation materials or on the proxy card for such meeting.

                     ANNUAL REPORTS AND FINANCIAL STATEMENTS

         Shareholders of First Defiance as of the Voting Date for the Annual Meeting are being provided with a copy of First Defiance's Annual Report to Shareholders and Form 10-K for the year ended December 31, 2000 ("Annual Report"). Included in the Annual Report are the consolidated financial statements of First Defiance as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000, prepared in accordance with generally accepted accounting principles, and the related report of First Defiance's independent public accountants. The Annual Report is not a part of this Proxy Statement.


                                              BY ORDER OF THE BOARD OF DIRECTORS



                                              /s/John W. Boesling, Secretary
                                              ------------------------------
                                              John W. Boesling, Secretary

March 21, 2001
Defiance, Ohio

APPENDIX A

                             Audit Committee Charter

                  Approved by Audit Committee: January 24, 2000
                Approved by Board of Directors: January 24, 2000

Organization

The audit committee of the Board of Directors of First Defiance Financial Corp. ("The Company") shall be comprised of three or more directors as determined by the Board. Each member will be independent of management and the Company. Members of the audit committee shall be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. All audit committee members will be financially literate, and at least one member will have accounting or related financial management expertise.

Statement of Policy

The audit committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of financial reports of the Company. In so doing, it is the responsibility of the audit committee to maintain free and open communication between the directors, the independent auditors, the internal auditors, and the financial management of the Company.

Meetings

The committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the committee should meet at least annually with management, the internal auditors, and the independent accountants in separate executive sessions to discuss any matters the committee or each of these groups believe should be discussed separately. The committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

Responsibilities

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the audit committee will:

APPENDIX A


o Obtain the full board of directors' approval of this Charter and review and reassess this Charter as conditions dictate (at least annually).

o Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries.

o Have a clear understanding with the independent auditors that they are ultimately accountable to the board of directors and the audit committee, as the shareholders' representatives, who have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

o Review and concur with management's approach to the internal audit function.

o        If management  elects to outsource  the internal  audit  function,  the
         committee  should  review  and  concur  with  management's   selection,
         termination, or replacement of firms.

o If management elects to retain the internal audit function in house, the committee should review and concur with management's appointment, termination, or replacement of the director of internal audit.

o Review the independence and authority of internal audit's reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors. Review the qualifications of the Internal Auditor to specific areas within the audit plan.

o Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit and timely quarterly reviews for the current year and the procedures to be utilized, the adequacy of the independent auditor's compensation, and at the conclusion thereof review such audit or review, including any comments or recommendations of the independent auditors.

o Review with the independent auditors, the Company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review Company policy statements to determine their adherence to the code of conduct.

o Review reports received from regulators and review other legal and regulatory matters that may have a material effect on the financial statements or related company compliance policies.

APPENDIX A


o Inquire of management, the internal auditor, and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

o Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

o Engage the independent auditors to perform timely reviews of interim financial statements following procedures set forth in Statement of Auditing Standard (SAS) No. 71, or such other auditing standards that may in time modify, supplement or replace SAS 71. Such review should be completed prior to the Company filing its form 10-Q.

o Review the quarterly financial statements with financial management and the independent auditors prior to the filling of the Form 10-Q (or prior to the press release of results, if possible) to determine that the independent auditors do not take exception to the disclosure and content of the financial statements, and discuss any other matters required to be communicated to the committee by the auditors. The chair of the committee or his designee may represent the entire committee for purposes of this review.

o Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Also review with financial management and the independent auditors their judgements about the quality, not just acceptability, of accounting principles and the clarity, consistency, and completeness of the Company's accounting information contained in the financial statements and related disclosures. Discuss items that may have a significant impact on the representational faithfulness, verifiability, neutrality, and consistency of the accounting information. Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the committee by the auditors.

o Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of audit.

o Review accounting and financial human resources and succession planning within the Company.

APPENDIX A

o        Report  the  results  of the  annual  audit to the Board of  Directors.
         Request that the independent auditors attend the full board of directors meeting to assist in reporting the results of the annual audit or to answer other directors' questions.

o On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No.1. Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the board of directors take, appropriate action to ensure the continuing independence of the auditors.

o Disclose in the annual proxy statement in connection with the annual meeting of shareholders at which directors are to be elected a statement that audit committee members are independent.

o Disclose in the annual proxy statement in connection with the annual meeting of shareholders at which directors are to be elected as statement which states: (1) the audit committee has reviewed and discussed the audited financial statements with management, (2) the audit committee has discussed with the independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented and (3) the audit committee has received the written disclosures and the letter from the independent auditors required by ISB Standard No. 1, as may be modified or supplemented, and has discussed with the auditors the auditors' independence. The audit committee should then state whether, based on the reviews and discussions referred to above, it recommended to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K for the last fiscal year for filing with the SEC. This disclosure is to appear over the printed names of each voting member of the audit committee.

o Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose it in its judgment that is appropriate.

o Include a copy of this Charter in the proxy statement at least triennially or the year after any significant amendment to the Charter.

APPENDIX B


                         FIRST DEFIANCE FINANCIAL CORP.
                      2001 STOCK OPTION AND INCENTIVE PLAN


               1. Purpose. The purpose of the First Defiance Financial Corp. 2001 Stock Option and Incentive Plan (this "Plan") is to promote and advance the interests of First Defiance Financial Corp. (the "Company") and its shareholders by enabling the Company to reward directors and employees of the Company and any Subsidiary (hereinafter defined), and to strengthen the mutuality of interests between the directors and employees and the Company's shareholders by providing directors and employees with a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.

               2. Definitions. For purposes of this Plan, the following terms shall have the meanings set forth below:

                  (a) "Board" means the Board of Directors of the Company.

                  (b) "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto, together with rules, regulations and interpretations promulgated thereunder.

                  (c) "Committee" means the Committee of the Board constituted as provided in Section 3 of this Plan.

                  (d) "Common Shares" means the common shares, $0.01 par value per share, of the Company or any security of the Company issued in substitution, in exchange or in lieu thereof.

                  (e) "Company" means First Defiance Financial Corp., an Ohio corporation, or any successor corporation.

                  (f) "Employment" means regular employment with the Company or a Subsidiary and does not include service as a director only.

                  (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

                  (h) "Fair Market Value" shall be determined as follows:

                  (i) If the Common Shares are quoted on The Nasdaq Stock Market at the date of the grant of the Stock Option, then the Fair Market Value shall be the mean between the closing bid and closing asked quotation for a Common Share on the grant date on The Nasdaq Stock Market.

APPENDIX B


                  (ii) If the Common Shares are traded on a national securities exchange at the time of grant of the Stock Option, then the Fair Market Value shall be the average of the highest and the lowest selling price on such exchange on the date such Stock Option is granted or, if there were no sales on such date, then on the next prior business day on which there was a sale.

                  (iii) If the Common Shares are not traded on a national securities exchange or quoted on The Nasdaq Stock Market, then the Fair Market Value shall be as determined by the Committee.

                  (i) "Incentive Stock Option" means any Stock Option that is intended to be and is specifically designated as an "incentive stock option" within the meaning of Section 422 of the Code.

                  (j) "Non-Qualified Stock Option" means any Stock Option that is not specifically designated as an Incentive Stock Option.

                  (k) "Participant" means an employee or director of the Company or a Subsidiary who is granted a Stock Option under this Plan. For the purposes of the granting of any Incentive Stock Option under this Plan, the term "Participant" shall include only employees of the Company or a Subsidiary.

                  (l) "Plan" means the First Defiance Financial Corp. 2001 Stock Option and Incentive Plan, as set forth herein and as it may be hereafter amended from time to time.

                  (m) "Stock Option" means an award to purchase Common Shares granted pursuant to the provisions of Section 6 of this Plan.

                  (n) "Subsidiary" means any corporation or entity in which the Company directly or indirectly controls 50% or more of the total voting power of such corporation or entity and includes, without limitation, First Federal Bank of the Midwest, First Insurance and Investments, Inc. and The Leader Mortgage Company, LLC.

                  (o) "Terminated for Cause" means any removal of a director or discharge of an employee for the personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of a material provision of any law, rule or regulation (other than traffic violations or similar offenses) or a material violation of a final cease-and-desist order or for any other action of a director or employee which results in a substantial financial loss to the Company or a Subsidiary.

APPENDIX B

               3. Administration.

                  (a) This Plan shall be administered by the Committee to be comprised of not fewer than two of the members of the Board. The members of the Committee shall be appointed from time to time by the Board. Members of the Committee shall serve at the pleasure of the Board, and the Board may from time to time remove members from, or add members to, the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business. An action approved in writing by all of the members of the Committee then serving shall be as effective as if the action had been taken by unanimous vote at a meeting duly called and held. Notwithstanding the foregoing, if, at the time a Stock Option is granted, the Committee includes directors who are also employees of the Company, the grant of the Stock Option must be approved by the entire Board.

                  (b) The Committee is authorized to construe and interpret this Plan and to make all other determinations necessary or advisable for the administration of this Plan. The Committee may designate persons other than members of the Committee to carry out its responsibilities under such conditions and limitations as it may prescribe. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of this Plan shall be final, conclusive and binding upon all persons participating in this Plan and any person validly claiming under or through persons participating in this Plan. The Company shall effect the granting of Stock Options under this Plan, in accordance with the determinations made by the Committee, by execution of instruments in writing in a form approved by the Committee.

               4. Duration of, and Common Shares Subject to, this Plan.

                  (a) Term.  This Plan shall  terminate on the date which is ten
         (10) years from the effective date of the Plan, except with respect to Stock Options then outstanding.

                  (b) Common Shares Subject to Plan. Common Shares that may be issued under this Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company. No fractional shares shall be issued under this Plan. The maximum number of Common Shares that may be issued pursuant to Stock Options granted under this Plan, subject to adjustment as provided in Section 10 of this Plan, shall be 343,00 Common Shares. If any Stock Options are forfeited, terminated or exchanged for other Stock Options, or expire unexercised, the Common Shares which were subject to such Stock Options shall again be available for Stock Options under this Plan to the extent of such forfeiture, termination or expiration.

APPENDIX B


               5. Eligibility and Grants. Persons eligible for Stock Options under this Plan shall consist of directors and employees of the Company or a Subsidiary whose performance or potential contribution, in the judgment of the Committee, will benefit the future success of the Company or a Subsidiary. In selecting the directors and employees to whom Stock Options will be awarded and the number of shares subject to such Stock Options, the Committee shall consider the position, duties and responsibilities of the directors and employees, the value of their services to the Company and the Subsidiaries and any other factors the Committee may deem relevant.

               6.  Stock Options.

                  (a) Grant. Stock Options granted under this Plan may be in the form of Incentive Stock Options or Non-Qualified Stock Options, and such Stock Options shall be subject to the terms and conditions set forth in this Plan, shall be in such form as the Committee may from time to time approve and shall contain such additional terms and conditions as the Committee shall deem desirable, not inconsistent with the express provisions of the Plan.

                  (b) Stock Option Price. The per share exercise price of a Stock Option shall be determined by the Committee at the time of grant; provided, however, that in no event shall the exercise price of a Stock Option be less than 100% of the Fair Market Value of the Common Shares on the date of the grant of such Stock Option. Notwithstanding the foregoing, in the case of a Participant who owns Common Shares representing more than 10% of the outstanding Common Shares at the time an Incentive Stock Option is granted, the exercise price shall in no event be less than 110% of the Fair Market Value of the Common Shares at the time such Incentive Stock Option is granted.

                  (c) Stock Option Terms. Subject to the right of the Company to provide for earlier termination in the event of any merger, acquisition or consolidation involving the Company, the term of each Stock Option shall be fixed by the Committee; provided, however, that the term of Incentive Stock Options will not exceed ten years after the date the Incentive Stock Option is granted; provided further, however, that in the case of a Participant who owns a number of Common Shares representing more than 10% of the Common Shares outstanding at the time the Incentive Stock Option is granted, the term of the Incentive Stock Option shall not exceed five years.

                  (d) Exercisability. Exercisability of Stock Options shall be determined by the Committee at the time of grant. With respect to Incentive Stock Options granted under this Plan, to the extent the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the number of shares with respect to which Incentive Stock Options are exercisable under all plans of the Company or a Subsidiary for the first time by a Participant during any calendar year exceeds

APPENDIX B

         $100,000, or such other limit as may be required by the Code, such Stock Options shall be Non-Qualified Stock Options to the extent of such excess.

                  (e) Method of Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of Common Shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in cash or, if acceptable to the Committee in its sole discretion, in Common Shares already owned by the Participant, or by surrendering outstanding Stock Options. The Committee may also permit Participants, either on a selective or aggregate basis, simultaneously to exercise Stock Options and sell Common Shares thereby acquired, pursuant to a brokerage or similar arrangement approved in advance by the Committee, and use the proceeds from such sale as payment of the purchase price of such shares. In such event, the Committee may permit the exercise price to be paid as soon as practicable after exercise.

               7. Termination and Change of Control.

                  (a) General  rule.  Except as otherwise  provided in paragraph
         (b) or (c) of this Section 7, any Stock Option which has not yet become exercisable shall terminate and be of no further force or effect when any Participant who was a director ceases to be a director of the Company or any Subsidiary or when any Participant who was an employee ceases to be an employee of the Company or any Subsidiary, and, unless the Committee shall specifically state otherwise at the time a Stock Option is granted or thereafter, any Stock Option which has become exercisable shall terminate if it is not exercised within three months of the termination of Board membership or Employment, as applicable.

                  (b) Death, Disability or Retirement. Unless the Committee shall specifically state otherwise at the time a Stock Option is granted, all Stock Options granted under this Plan shall become exercisable in full on the date of termination of a Participant's Employment or directorship with the Company or a Subsidiary because of his death, disability or retirement. Further, unless the Committee shall specifically state otherwise at the time a Stock Option is granted or thereafter, all Stock Options shall terminate if not exercised within 12 months of the Participant's death or disability or within five years of the Participant's retirement. Notwithstanding the foregoing, any option intended to qualify as an Incentive Stock Option must be exercised within three months of a Participant's retirement.

                  (c) Termination for Cause. Unless the Committee shall specifically state otherwise at the time a Stock Option is granted, in the event the Employment or the directorship of a Participant is Terminated for Cause, any Stock Option that has not been exercised shall thereupon terminate and be of no further force or effect.

APPENDIX B


                  (d) Change of Control All outstanding Stock Options shall become immediately exercisable in the event of a change in control of the Company, as determined by the Committee. For purposes of this
         Section 7, "change in control" shall mean the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of the term "beneficial ownership" as defined under Section 13(d) of the Exchange Act and the rules promulgated thereunder) of 25% or more of the outstanding voting securities of the Company by any person, trust, entity or group.

               8. Non-transferability of Stock Options. No Stock Option under this Plan, and no rights or interests therein, shall be assignable or transferable by a Participant except by will or the laws of descent and distribution. During the lifetime of a Participant, Stock Options are exercisable only by, and payments in settlement of Stock Options will be payable only to, the Participant or his or her legal representative.

               9. No Limitation on Certain Corporate Actions. The existence of this Plan and the Stock Options granted hereunder shall not affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize the following: any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business; any merger, acquisition or consolidation of the Company; any issuance of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's capital stock or the rights thereof; the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business; or any other corporate act or proceeding, including any merger or acquisition which would result in the exchange of cash, stock of another company or options to purchase the stock of another company for any Stock Option outstanding at the time of such corporate transaction or which would involve the termination of all Stock Options outstanding at the time of such corporate transaction.

               10. Adjustments Upon Changes in  Capitalization.  In the event of any change in capitalization affecting the Common Shares of the Company, such as a stock dividend, stock split, recapitalization, merger, consolidation, spin-off, split-up, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Shares, including a distribution (other than normal cash dividends) of company assets to shareholders, such proportionate adjustments, if any, as the Board in its discretion may deem appropriate to reflect such change shall be made with respect to the aggregate number of Common Shares for which Stock Options in respect thereof may be granted under this Plan, the maximum number of Common Shares which may be sold or awarded to any Participant, the number of Common Shares covered by each outstanding Stock Option, and the exercise price per share in respect of outstanding Stock Options.

               11. Amendment and Termination of this Plan. Without further approval of the shareholders, the Board may at any time terminate this Plan, or may amend it from time to time in such respects as the Board may deem advisable, except that the Board may not, without approval of the shareholders, make any amendment which would (a) increase the aggregate

APPENDIX B


number of Common Shares that may be issued under this Plan (except for adjustments pursuant to Section 10 of this Plan), (b) materially modify the requirements as to eligibility for participation in this Plan, or (c) materially increase the benefits accruing to Participants under this Plan. Notwithstanding the foregoing, the Board may amend this Plan to take into account changes in applicable securities, federal income tax and other applicable laws.

               12.  Modification  of  Options.   The  Board  may  authorize  the
Committee to direct the execution of an instrument providing for the modification of any outstanding Stock Option which the Board believes to be in the best interests of the Company; provided, however, that no such modification, extension or renewal shall confer on the holder of such Stock Option any right or benefit which could not be conferred on him by the grant of a new Stock Option at such time and shall not materially decrease the Participant's benefits under the Stock Option without the consent of the holder of the Stock Option, except as otherwise permitted under this Plan.

               13.  Miscellaneous.

                  (a) Tax Withholding. The Company shall have the right to deduct from any settlement, including the delivery of Common Shares, made under this Plan any federal, state or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. If Common Shares are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

                  (b) No Right to Employment. Neither the adoption of this Plan nor the granting of any Stock Option shall confer upon any employee of the Company or a Subsidiary any right to continued Employment with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the Employment of any of its employees at any time, with or without cause.

                  (c) Annulment of Stock Options. The grant of any Stock Option payable in Common Shares is provisional until the Participant becomes entitled to the certificate in settlement thereof. In the event the Employment or the directorship of a Participant is Terminated for Cause, any Stock Option which is provisional shall be annulled as of the date of such termination.

                  (d) Other Company Benefit and Compensation Programs. Payments and other benefits received by a Participant under a Stock Option made pursuant to this Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of the termination, indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any

APPENDIX B


         other employee benefit plan or similar arrangement provided by the Company or a Subsidiary unless expressly so provided by such other plan or arrangement, or except where the Committee expressly determines that a Stock Option or portion of a Stock Option should be included to accurately reflect competitive compensation practices or to recognize that a Stock Option has been made in lieu of a portion of competitive annual cash compensation. Stock Options under this Plan may be made in combination with or in tandem with, or as alternatives to, grants, stock options or payments under any other plans of the Company or a Subsidiary. This Plan notwithstanding, the Company or any Subsidiary may adopt such other compensation programs and additional compensation arrangements as it deems necessary to attract, retain and reward directors and employees for their service with the Company and its Subsidiaries.

                  (e) Securities Law Restrictions. No Common Shares shall be issued under this Plan unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal and state securities laws. Certificates for Common Shares delivered under this Plan may be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Shares are then listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

                  (f) Stock Option Agreement. Each Participant receiving a Stock Option under this Plan shall enter into an agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Stock Option and such related matters as the Committee shall, in its sole discretion, determine.

                  (g) Cost of Plan. The costs and expenses of administering this Plan shall be borne by the Company.

                  (h) Governing Law. This Plan and all actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Ohio.

                  (i) Effective Date. This Plan shall be effective upon adoption by the Board. This Plan shall be submitted to the shareholders of the Company for approval at an annual or special meeting of shareholders to be held no later than twelve months after the effective date.

                                 REVOCABLE PROXY
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
          FIRST DEFIANCE FINANCIAL CORP. ANNUAL MEETING OF SHAREHOLDERS
                                 April 24, 2001
                              1:00 p.m. local time

     The undersigned hereby appoints the Board of Directors of First Defiance Financial Corp. (the "Company") as proxies, each with power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of Common Stock of the Company held of record by the undersigned on March 9, 2001 at the Annual Meeting of Shareholders to be held at the home office of its subsidiary, First Federal Bank, located at 601 Clinton Street, Defiance, Ohio 43512, on Tuesday, April 24, 2001, at 1:00 p.m., Eastern Time, and any adjournment thereof.




            PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
                    IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR
                     VOTE VIA THE INTERNET OR BY TELEPHONE.

       (Continued, and to be marked, dated and signed, on the other side)


                              FOLD AND DETACH HERE
         FIRST DEFIANCE FINANCIAL CORP.-- ANNUAL MEETING, APRIL 24, 2001

                             YOUR VOTE IS IMPORTANT!

                       You can vote in one of three ways:

1. Call toll free 1-877-210-0269 on a Touch Tone telephone and follow the instructions on the reverse side. There isNO CHARGE to you for this call.

2.   Via the Internet at www.proxyvoting.com/fdef and follow the instructions.
                                       or
3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.


                                   PLEASE VOTE


The Board of Directors recommends a vote "FOR" Proposals 1 and 2.

                                                         [X]  Please mark your
                                                              votes as indicated
                                                              in this example



 1. ELECTION OF DIRECTORS FOR THREE-YEAR TERM EXPIRING IN 2004.
    Nominees for a three-year term expiring in 2004:

    (01) William J. Small,          (02) Stephen L. Boomer
    (03) Peter A. Diehl

                                     With-                   For all
           [   ] For          [   ]  hold             [   ]  Except


INSTRUCTION: To withhold authority to vote for any nominee(s), mark "For All Except" and write that nominee(s') name(s) in the space provided below. Please be sure to sign and date Date this Proxy in the box below.

--------------------------------------------------------------------------------

Stockholder sign above Co-holder (if any) sign above

 2. Approval of the First Defiance  Financial  Corp.
    Stock Option and Incentive Plan.


           [   ] For          [   ]  Against            [   ]  Abstain


 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.



   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THE SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS SPECIFIED IN PROPOSAL 1 AND "FOR" PROPOSAL 2 AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.
PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD. When signing as an attorney, executor, administrator, trustee or guardian, please give full title. If a corporation or partnership, write in the full corporate or partnership name and have the President or other authorized officer sign. If shares are held jointly, each holder should sign, but only one signature is required.



                         Please be sure to sign and date
                          this Proxy in the box below.



                    _________________________________________
                                      Date

                    _________________________________________
                             Stockholder sign above

                    _________________________________________
                          Co-holder (if any) sign above

 IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS
                                     BELOW

      FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

                           VOTE BY TELEPHONE/INTERNET
                        QUICK o o o EASY o o o IMMEDIATE

 Your telephone/internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

    Please have this card handy when you call. You'll need it in front of you in order to complete the voting process.

          VOTE BY PHONE: You will be asked to enter the Control Number(look below at right).

  OPTION A:    To vote as the Board  of  Directors  recommends on ALL proposals, press 1. Your vote will be  confirmed.

  OPTION B:    If you choose to vote on each  proposal  separately,  press 0.You will hear these instructions:

               Item 1: To vote FOR ALL  nominees,  press 1; to WITHHOLD  FOR ALL nominees, press 9. To vote FOR ALL NOMINEES EXCEPT for certain of the nominees, press 0 and listen to the instructions.

               Item 2: To  vote   FOR,  press 1;  AGAINST,  press  9;   ABSTAIN,
                       press 0.  When  asked,  you must  confirm   your  vote by
                       pressing 1.

          VOTE BY INTERNET: The web address is www.proxyvoting.com/fdef

       You will be asked to enter the Control Number(look below at right).

       If you vote by telephone or internet, DO NOT mail back your proxy.


                              THANK YOU FOR VOTING
                                                               FOR TELEPHONE/
  Call o o o Toll Free o o o On a Touch Tone Telephone        INTERNET VOTING:
             1-877-210-0269 - ANYTIME                          CONTROL NUMBER

                     There is NO CHARGE to you for this call
         TELEPHONE/INTERNET VOTING DEADLINE: 12 midnight-April 23, 2001